SECURED PROMISSORY NOTE

US$25,000.00	August 1, 2011

FOR VALUE RECEIVED, the undersigned, Innolog Holdings Corporation, a Nevada Corporation, and Innovative Logistics Techniques, Inc., a Virginia corporation (“Innolog”), with principal executive offices are located at 4000 Legato Road, Suite 830, Fairfax, Virginia 22033, telephone number is (703) 766-1412, fax number is (703) 766-1425 and five additional offices located in Washington D.C., Tennessee and Florida (together, the “Maker”), promises to pay to Kay M. Gumbinner Trust, (the “Payee”), at such place as the Payee may later designate in writing, in lawful money of the United States, the principal sum of twenty-five thousand United States dollars ($25,000.00) (the “Principal Amount” as further defined herein) in accordance with this secured promissory note (the “Note”) under the terms set forth herein. This Note replaces and supersedes any and all other loans, notes or other obligations of or made by the Maker or any of its affiliates to the Payee.

1.	Principal Amount:

The Principal Amount is twenty-five thousand dollars ($25,000) ((“Principal Amount”).

2.	Maturity Date/Pre-payment:

The maturity date (“Maturity Date”) is 3:00 pm on Wednesday, August 3, 2011.  The Maker shall have the right to prepay at any time and from time to time, in advance of the respective Maturity Date, without premium or penalty (but the entire Fee shall be due and payable), all or part of the then outstanding Principal Amount and other amounts due and owing.  Each payment shall be applied first to the principal balance due.  The Maturity Date may be extended with the approval of all parties.

3.	Rate of Interest/Fee:

Maker shall pay to Payee a flat fee (“Fee”) of one thousand dollars ($1,000), due and payable on the Maturity Date, which Fee shall be deemed earned at the time of the initial funding of the loan.

4.	Additional Compensation:

[RESERVED].

5.	Late Fee/ No right to Extend:

If this Note is not paid in full on or before the Maturity Date, a late fee (“Late Fee”) of ten percent (10%) of the amount outstanding hereunder shall be due and owing, in which case, Maker shall have an additional three (3) business days in which to pay the total amount owed (Principal Amount, Fee, Late Fee and any collection costs).  If the Note and all amounts, fees and costs due hereunder are not paid within such additional 3 business day period, an additional ten percent (10%) on the total amount due and owing shall become due and payable whether or not Payee shall have commenced any enforcement action, including, without limitation, the filing of the Confession of Judgment.  Thereafter, in addition to the Default Interest, additional late fees shall accrue at the rate of ten percent (10) of the amount then outstanding every 3 business days.

6.	[RESERVED]

7.	Events of Default

The following shall constitute Events of Default hereunder:

(a)           If Maker defaults in the payment of any amount due on this Note when due; and

(b)           If Maker shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets.

(c)           If Maker directly or indirectly encumbers, hypothecates or otherwise impairs the Collateral in any way.

(d)           If Maker repays in all or part any other loan obligation to any third party, including affiliates of Maker before this Note is repaid in full.

8.	Remedies

(a)           Upon the happening of an Event of Default, Payee may, in Payee's sole and absolute discretion and without notice or demand to Maker, declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker.

(b)           If an Event of Default shall occur, the Maker shall pay the Payee, on demand by the Payee, all reasonable costs and expenses incurred by the Payee in connection with the collection and enforcement of this Note, including attorneys fees.

(c)           Upon an event of default, all amounts outstanding shall bear interest at the default interest rate of twenty eight percent 28% per annum until paid in full, which shall be in addition to any Late Fees owed.

9.  Miscellaneous

(a)           This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, but not with respect to the law of conflicts.

(b)           This Note shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Payee and Payee's successors and assigns; and each reference herein to Maker or to Payee shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns.  Notwithstanding the foregoing, Maker shall not have any right to assign his obligations hereunder without Payee's prior written consent and Payee may not assign its interests hereunder without Maker’s prior written consent.

(c)           Any failure by Payee to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

(d)           None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Payee.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR OR GUARANTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., and Guarantor, jointly and severally (all three collectively hereinafter referred to as “Debtor”), promise to pay to the order of Holder the sum of FOURTY THOUSAND DOLLARS AND ZERO CENTS ($40,000.00), plus any additional Late Fee(s), plus interest at 28% per annum, compounded daily, from the Maturity Date until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all attorneys’ fees, and accounting fees less credit for any payments made.

Debtor hereby appoints the following persons, or any one of them, as the undersigned’s attorney-in-fact for the purpose of confessing judgment in favor of KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), to wit:

Richard A. Golden, of 10627 Jones Street, #101B, Fairfax, Virginia 22030
Randall Borden, of 10627 Jones Street, #201A, Fairfax, Virginia 22030.

The undersigned’s said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of the KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), in the amount of $75,000.00, plus all costs and expenses of collection (including attorneys’ fees), plus additional late fees, plus interest from the date of judgment so confessed at the rate of 18% per annum, compounded monthly, or such lesser amount of principal plus interest as the creditor may be willing to accept.

Such confession of judgment may be made in the clerk’s office of the circuit court in the Commonwealth of Virginia, located at Fairfax, Virginia.

Furthermore, Maker and Guarantor, jointly and severally acknowledge the Holders right to pursue the guarantee, the security and the accounts receivable securing this debt and the Confessed Judgment.  Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note.  Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Note.

IN WITNESS WHEREOF, intending to be legally bound, Maker has caused this Secured Promissory Note to be executed as of the day and year first above written by its duly authorized and empowered officer or representative.

Innolog Holdings Corporation

By:
William P. Danielczyk, Chairman
Or Richard Stewart, Executive Vice President

Innovative Logistics, Techniques, Inc.

By:
William P. Danielczyk, Executive Chairman
Or Richard Stewart, President